CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No.'s 333-67371, 333-34488, 333-36872, 333-79385
and 333-85753) and on Form S-8 (File No.'s  333-39674,  333-39676 and 333-39678)
of Headwaters Incorporated (formerly Covol Technologies, Inc.) of our report dated January 13, 2000, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K, which is incorporated by reference in such Registration Statements.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Salt Lake City, Utah
December 14, 2000